EXHIBIT 99.1

2012-01
Contact:                      Jeff Altamari
Vice President, Investor Relations
(713) 513-3344

CAMERON FOURTH QUARTER EARNINGS $0.77 PER SHARE, EXCLUDING CHARGES

•	Quarter’s earnings per share total $0.40, including charges
•	Quarter’s orders total $1.9 billion, year-end backlog nearly $6 billion
•	2011 orders total $7.8 billion, $2.0 billion more than 2010

HOUSTON (February 2, 2012) – Cameron (NYSE: CAM) reported net income of $99.9 million, or $0.40 per diluted share, for the quarter ended December 31, 2011, compared with net income in the prior year’s fourth quarter of $164.6 million, or $0.66 per diluted share. The fourth quarter 2011 results include after-tax charges of $90.5 million, or $0.37 per share, primarily related to the Deepwater Horizon matter.  The fourth quarter 2010 results included after-tax charges of $6.2 million, or $0.03 per share, primarily related to costs associated with Deepwater Horizon and the continued integration of the NATCO Group Inc. Excluding the above items, the Company’s earnings per diluted share were $0.77 for the fourth quarter of 2011, compared with $0.69 for the fourth quarter of 2010.
Revenues up 12 percent for quarter, 13 percent for year; both represent new highs
Revenues for the fourth quarter of 2011 were a record $2.03 billion, up more than 12 percent from the prior year, and revenues for the year were $6.96 billion, up more than 13 percent from 2010’s $6.13 billion, also a new record. Excluding charges, earnings per diluted share for 2011 were $2.67, compared to $2.42 for 2010. Including charges, earnings per diluted share were $2.09 for 2011 and $2.27 for 2010.
Cameron Chairman, President and Chief Executive Officer Jack B. Moore commented that each segment saw record revenues in 2011 reflecting the investments Cameron has made in each of its businesses over the last three years.
Record orders; backlog nearly $6.0 billion at year-end
Orders booked in the fourth quarter of 2011 totaled $1.91 billion, up from $1.71 billion a year ago. Year-over-year orders were higher in all three of the Company’s operating segments.  Full-year orders totaled $7.83 billion, up 35 percent from 2010, and represented the highest order year in the Company’s history.

Moore noted that record annual orders in Drilling and Surface Systems drove the year-over-year improvement in Drilling & Production Systems (DPS), while each of Valves & Measurement’s (V&M) businesses saw record annual orders. Moore said, “The Process & Compression (PCS) segment saw record orders in the fourth quarter, as well as on an annual level”, and added, “We continue to be pleased with the balance in our business lines and the opportunities that our diverse product offerings provide.”
Cash flow to improve, capital spending to increase in 2012
Cameron’s cash flow from operations totaled $329 million in the fourth quarter.  Moore said, “Cameron invested over $600 million in working capital in 2011 to help support the record sales and orders we experienced in 2011, but we expect this build to moderate significantly in 2012.”
“We spent $388 million in capital expenditures during the year,” Moore said, “with an emphasis on enhancing our aftermarket reach and capability and meeting demands in unconventional drilling.”  Moore added that he expects Cameron’s capital spending to increase to approximately $500 million during 2012, saying, “We see a mix of needs and opportunities for our businesses during the year that could push our capital expenditures to a new record. The majority will be targeted at expanding our infrastructure in Brazil, growing our aftermarket support bases for Drilling in the North Sea and Far East and adding to Cameron’s global fleet of equipment and services in the unconventional shale markets.”
2012 earnings expected to reach $3.20 to $3.30 per share
Moore said Cameron currently expects its 2012 earnings to be in the range of $3.20 to $3.30 per diluted share, excluding charges, and first quarter 2012 earnings, excluding charges, are expected to be approximately $0.50 to $0.55 per diluted share.
        Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com

In addition to the historical data contained herein, this document includes forward-looking statements regarding future order levels, working capital needs, revenues and earnings of the Company (including first quarter and full year 2012 earnings per share estimates), as well as expectations regarding facility expansion, the Company’s ability to control raw material, overhead and operating costs, capital spending and cash flow, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The Company’s actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company’s products; the size and timing of orders; the Company’s ability to successfully execute deliveries, particularly with respect to the large subsea and drilling systems projects it has been awarded; the possibility of cancellation of orders in backlog; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business, including the ability of companies to obtain drilling permits following the lifting of a temporary moratorium imposed by the United States government on drilling activities in deepwater areas of the Gulf of Mexico; fluctuations in currency markets worldwide; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services.  Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes in cost structure, staffing or spending levels.
Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance.  Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Drilling & Production Systems	$1,216.0	$1,118.2	$4,061.5	$3,718.3
Valves & Measurement	462.2	336.2	1,663.0	1,273.3
Process & Compression Systems	352.5	353.9	1,234.5	1,143.2
Total revenues	2,030.7	1,808.3	6,959.0	6,134.8

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,430.5	1,264.9	4,838.4	4,212.4
Selling and administrative expenses	277.7	250.4	1,001.5	862.3
Depreciation and amortization	61.2	47.9	206.6	201.6
Interest, net	21.2	21.7	84.0	78.0
Other costs	114.2	8.1	177.4	47.2
Total costs and expenses	1,904.8	1,593.0	6,307.9	5,401.5

Income before income taxes	125.9	215.3	651.1	733.3
Income tax provision	(26.0)	(50.7)	(129.2)	(170.4)
Net income	$99.9	$164.6	$521.9	$562.9

Earnings per common share:
Basic	$0.41	$0.68	$2.13	$2.32
Diluted	$0.40	$0.66	$2.09	$2.27

Shares used in computing earnings per common share:
Basic	245.3	243.1	245.0	243.1
Diluted	247.4	249.0	249.2	247.5

EBITDA:
Drilling & Production Systems	$246.0	$227.0	$797.0	$759.7
Valves & Measurement	92.3	61.0	334.4	230.4
Process & Compression Systems	38.0	45.9	153.9	186.8
Corporate and other(1)	(168.0)	(49.0)	(343.6)	(164.0)
Total	$208.3	$284.9	$941.7	$1,012.9

(1)
Corporate EBITDA amounts include $114.2 and $8.1 million of other costs for the three-month periods ended December 31, 2011 and 2010 respectively; and $177.4 and $47.2 million for the years ended December 31, 2011 and 2010, respectively.

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	December 31, 2011	December 31, 2010
	(unaudited)
Assets:
Cash and cash equivalents	$898.9	$1,832.5
Short-term investments	423.5	–
Receivables, net	1,757.3	1,056.1
Inventories, net	2,399.9	1,779.3
Other	349.0	265.0
Total current assets	5,828.6	4,932.9

Plant and equipment, net	1,500.1	1,247.8
Goodwill	1,615.3	1,475.8
Other assets	473.8	348.6
Total Assets	$9,417.8	$8,005.1

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$10.6	$519.9
Accounts payable and accrued liabilities	2,725.8	2,016.0
Accrued income taxes	–	38.0
Total current liabilities	2,736.4	2,573.9

Long-term debt	1,574.2	772.9
Deferred income taxes	184.5	95.7
Other long-term liabilities	215.3	170.2
Total liabilities	4,710.4	3,612.7

Commitments and contingencies	–	–

Stockholders’ equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 263,111,472 shares issued at December 31, 2011 and 2010	2.6	2.6
Preferred stock, par value $.01 per share, 10,000,000 shares authorized, no shares issued or outstanding	–	–
Capital in excess of par value	2,072.4	2,259.3
Retained earnings	3,370.2	2,848.3
Accumulated other elements of comprehensive income (loss)	(90.8)	(27.1)
Less: Treasury stock at cost, 17,579,397 shares at December 31, 2011 and 19,197,642 shares at December 31, 2010	(647.0)	(690.7)
Total stockholders’ equity	4,707.4	4,392.4

Total Liabilities and Stockholders’ Equity	$9,417.8	$8,005.1

Cameron
Unaudited Consolidated Condensed Statements Of Cash Flows
($ millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$99.9	$164.6	$521.9	$562.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	45.2	34.8	160.2	142.6
Amortization	16.0	13.1	46.4	59.0
Non-cash stock compensation expense	10.0	9.3	36.7	34.5
Deferred income taxes and tax benefit of employee stock compensation plan transactions	(34.6)	(13.7)	(22.0)	(19.1)
Changes in assets and liabilities, net of translation, acquisitions and non-cash items:
Receivables	(100.7)	(34.4)	(461.1)	(81.4)
Inventories	34.3	87.2	(397.1)	(3.8)
Accounts payable and accrued liabilities	177.7	107.1	202.4	(291.7)
Other assets and liabilities, net	81.2	(13.2)	121.1	(108.8)
Net cash provided by operating activities	329.0	354.8	208.5	294.2

Cash flows from investing activities:
Increase in short-term investments, net	(422.8)	–	(422.8)	–
Capital expenditures	(159.6)	(85.7)	(388.1)	(200.7)
Acquisitions, net of cash acquired	(378.8)	–	(421.3)	(40.9)
Proceeds from sale of plant and equipment	2.0	3.5	19.6	12.4
Net cash used for investing activities	(959.2)	(82.2)	(1,212.6)	(229.2)

Cash flows from financing activities:
Short-term loan borrowings (repayments), net	(4.0)	(1.8)	45.7	(8.4)
Issuance of senior debt	–	–	747.8	–
Debt issuance costs	–	–	(4.7)	–
Redemption of convertible debentures	–	–	(705.7)	–
Sale (purchase) of equity call options, net	–	–	(12.2)	–
Purchase of treasury stock	(2.4)	–	(2.4)	(124.0)
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	1.5	45.9	21.5	36.3
Excess tax benefits from employee stock compensation plan transactions	3.7	10.1	9.0	16.4
Principal payments on capital leases	(2.2)	(1.7)	(8.2)	(6.6)
Net cash provided by (used for) financing activities	(3.4)	52.5	90.8	(86.3)

Effect of translation on cash	(4.0)	(4.4)	(20.3)	(7.2)

Increase (decrease) in cash and cash equivalents	(637.6)	320.7	(933.6)	(28.5)
Cash and cash equivalents, beginning of period	1,536.5	1,511.8	1,832.5	1,861.0

Cash and cash equivalents, end of period	$898.9	$1,832.5	$898.9	$1,832.5

Cameron
Orders and Backlog
($ millions)

Orders

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Drilling & Production Systems	$933.4	$932.6	$4,343.4	$2,967.2
Valves & Measurement	538.2	442.2	2,000.7	1,579.2
Process & Compression Systems	443.2	335.8	1,483.5	1,244.1
Total	$1,914.8	$1,710.6	$7,827.6	$5,790.5

Backlog

	December 31, 2011	December 31, 2010

Drilling & Production Systems	$3,811.1	$3,195.9
Valves & Measurement	1,144.9	833.8
Process & Compression Systems	1,013.1	787.4
Total	$5,969.1	$4,817.1

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Three Months Ended December 31, 2011
	Drilling & Production Systems	Valves & Measurement	Process & Compression Systems	Corporate	Total

Income (loss) before income taxes	$211.3	$81.9	$27.4	$(194.7)	$125.9
Depreciation & amortization	34.7	10.4	10.6	5.5	61.2
Interest, net	−	−	−	21.2	21.2

EBITDA	$246.0	$92.3	$38.0	$(168.0)	$208.3

	Three Months Ended December 31, 2010
	Drilling & Production Systems	Valves & Measurement	Process & Compression Systems	Corporate	Total

Income (loss) before income taxes	$202.9	$50.6	$35.5	$(73.7)	$215.3
Depreciation & amortization	24.1	10.4	10.4	3.0	47.9
Interest, net	–	–	–	21.7	21.7

EBITDA	$227.0	$61.0	$45.9	$(49.0)	$284.9

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Twelve Months Ended December 31, 2011
	Drilling & Production Systems	Valves & Measurement	Process & Compression Systems	Corporate	Total

Income (loss) before income taxes	$685.6	$294.1	$116.0	$(444.6)	$651.1
Depreciation & amortization	111.4	40.3	37.9	17.0	206.6
Interest, net	−	−	−	84.0	84.0

EBITDA	$797.0	$334.4	$153.9	$(343.6)	$941.7

	Twelve Months Ended December 31, 2010
	Drilling & Production Systems	Valves & Measurement	Process & Compression Systems	Corporate	Total

Income (loss) before income taxes	$666.7	$188.0	$131.9	$(253.3)	$733.3
Depreciation & amortization	93.0	42.4	54.9	11.3	201.6
Interest, net	–	–	–	78.0	78.0

EBITDA	$759.7	$230.4	$186.8	$(164.0)	$1,012.9

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Three Months Ended December 31, 2011
	After Tax(1)	Dilluted EPS(2)

Net income, as reported	$99.9	$0.40
Adjustments:
Costs associated with the Deepwater Horizon matter	85.4	0.35
Mark-to-market impact on currency derivatives(3)	2.3	0.01
Severance, acquisition and other restructuring costs	2.8	0.01
Net income excluding charges	$190.4	$0.77

(1)      Individual adjustments assume a 20.7% effective tax rate
(2)      Based on 247.4 million diluted shares
(3)      These derivatives have not been designated as accounting hedges

	Three Months Ended December 31, 2010
	After Tax(1)	Diluted EPS(2)

Net income, as reported	$164.6	$0.66
Adjustments:
Costs associated with the Deepwater Horizon matter	4.4	0.02
Severance, acquisition and other restructuring costs	1.8	0.01
Net income excluding charges	$170.8	$0.69

(1)      Individual adjustments assume a 23.5% effective tax rate
(2)      Based on 249.0 million diluted shares

	Year Ended December 31, 2011
	After Tax(1)	Diluted EPS(2)

Net income, as reported	$521.9	$2.09
Adjustments:
Costs associated with the Deepwater Horizon matter	114.8	0.47
Mark-to-market impact on currency derivatives(3)	7.5	0.03
Costs associated with retiring the 2.5% convertible debentures	11.6	0.05
Severance, acquisition and other restructuring costs	8.3	0.03
Net income excluding charges	$664.1	$2.67

(1)      Individual adjustments assume a 19.8% effective tax rate
(2)      Based on 249.2 million diluted shares
(3)      These derivatives have not been designated as accounting hedges

	Year Ended December 31, 2010
	After Tax(1)	Diluted EPS(2)

Net income, as reported	$562.9	$2.27
Adjustments:
NATCO acquisition integration costs	16.9	0.07
Costs associated with the Deepwater Horizon matter	9.6	0.04
Severance, acquisition and other restructuring costs	9.8	0.04
Net income excluding charges	$599.2	$2.42

(1)      Individual adjustments assume a 23.2% effective tax rate
(2)      Based on 247.5 million diluted shares